UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive
Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 12, 2011, Dr. Vaduvur Bharghavan, the Chief Technology Officer of Meru Networks, Inc. (“Meru”), has notified Meru of his intention to transition from his day to day role as Meru’s Chief Technology Officer over the remainder of the calendar year. Dr. Bharghavan has co-founded a new company that is complimentary to Meru’s business, and will be taking an executive position with this new company. Meru anticipates that it will make an investment in Dr. Bharghavan’s new company, which is developing value added applications that are designed to allow customers to achieve greater benefit from wireless networks such as those offered by Meru. The investment has been approved by Meru’s board of directors and is expected to be approximately $1.25 million to $1.5 million and to be accompanied by a strategic commercial arrangement. Effective May 16, 2011, Dr. Bharghavan has requested that he no longer receive any cash compensation for his role as an executive with Meru. Dr. Bharghavan will remain as a member of Meru’s board of directors and continue to provide strategic direction for Meru.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: May 13, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer